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                                                                   Exhibit 10.31


                             SUCCESS FEE AGREEMENT
                             ---------------------

     This SUCCESS FEE AGREEMENT, made as of January 15, 1999 (this "Agreement"), by and between Little Switzerland, Inc., a Delaware corporation with its main office in St. Thomas, U.S.V.I. (the "Company"), and C. William Carey (the "Director").

                                   WITNESSETH

     WHEREAS, the Board of Directors of the Company has terminated the Investment Banking Committee of the Board of Directors of the Company (the "Committee"), of which the Director was a member;

     WHEREAS, the parties hereto entered into a Success Fee Agreement on February 4, 1998 (the "Original Agreement"), relating to a success fee equal to two-thirds of one percent (1%) of the aggregate value of certain transactions entered into and completed by the Company;

     WHEREAS, the parties hereto previously determined that the Original Agreement has been terminated; and

     WHEREAS, the parties hereto now desire to enter into a new arrangement with respect to the Success Fee.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the Company and the Director mutually agree as follows:

     1.   Payment of Success Fee.  The Director hereby agrees to actively
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participate, through duties and responsibilities assigned to the Director by the
Board of Directors of the Company, in the negotiation, structuring and closing of a transaction or a series of related transactions, if any, approved by the Board of Directors of the Company which are a tender or exchange offer, merger, reorganization, consolidation or other business combination that directly result in the sale or other disposition of all or substantially all of the assets of the Company or a sale of all or substantially all of the issued and outstanding stock of the Company (a "Transaction"). Subject to Section 3 hereof, for compensation for all of such services rendered by the Director in connection with such Transaction, the Company shall pay the Director an amount equal to eighty three and one-third percent (83 1/3%) of two-thirds of one percent (1%) of the Aggregate Value (as defined in Section 2 hereof) of the Transaction (the "Success Fee") by wire transfer of immediately available funds to an account designated by the Director on the closing date (the "Effective Time") of such Transaction. Notwithstanding anything to the contrary contained herein, the Company shall be obligated to pay such Success Fee only if the Director is either employed by the Company or is a member of the Board of Directors of the Company at the Effective Time of a Transaction; provided, however, that the
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Company shall be obligated to make such payment to the Director if the Effective
Time occurs within three (3) months of the date on which the Director ceases to neither be an employee nor a Director of the Company, unless such occurrence is due to the Director's resignation as an employee or member of the Board of Directors of the Company, as applicable, in which case no payment hereunder shall be due the Director.

     2.   Aggregate Value.  For purposes of this Agreement, the term "Aggregate
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Value" shall mean the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable, directly or indirectly, by the acquiring party (the "Acquiror") to the acquired party or the seller of the acquired business (the "Acquired"), or to the Acquired's security holders or its employees, or by the Acquired to the Acquired's security holders, in connection with a Transaction (including, without limitation, amounts paid by the Acquiror to holders of any warrants, stock purchase rights, convertible securities or similar rights of the Company and to holders of any options or stock appreciation rights issued by the Company, whether or not vested). Aggregate Value shall also include the value of any long-term liabilities (including the short-term portion thereof) of the Company (including the principal amount of any indebtedness for borrowed money) indirectly or directly assumed or acquired by the Acquiror, or otherwise repaid or retired, in connection with or in anticipation of a Transaction. In the event the Transaction takes the form of a recapitalization or restructuring of the Company (including, without limitation, through negotiated repurchases of its securities, an issuer tender offer, an extraordinary dividend, a spin-off, split-off or similar transaction), Aggregate Value shall also include the fair market value of (i) the equity securities of the Company retained by the Company's security holders following such Transaction and (ii) any cash, securities (including securities of subsidiaries) or other consideration received by the Company's security holders in exchange for or in respect of securities of the Company in connection with such Transaction (all such cash, securities or other consideration received by such security holders being deemed to have been paid to such security holders in such Transaction). If a Transaction takes the form of a sale of assets, Aggregate Value shall also include (i) the value of any current assets not sold, minus (ii) the value of any current liabilities not assumed by the Acquiror. In the event that any part of the consideration in connection with a transaction will be payable (whether in one payment or a series of two or more payments) at any time following the consummation thereof, the term Aggregate Value shall include the present value of such future payment of payments. As used in this Agreement, the terms "payment," "paid" or "payable" shall be deemed to include, as applicable, the issuance or delivery of securities or other property other than cash.

     3.   Director Sponsored Transaction.  Notwithstanding anything to the
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contrary contained herein, the Company shall not be obligated to pay the Success
Fee to the Director if the Transaction involves any person, company or entity
(i) that is operated by the Director, (ii) for which the Director is performing or has performed, in the twelve (12) months preceding the execution of the definitive documents relating to the Transaction, any material advisory or consulting services, (iii) that employs the Director or (iv) in which the Director owns or has an

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agreement to own more than an one percent (1%) equity interest in a privately-
held corporation or a five percent (5%) equity interest in a publicly-held corporation.

     4.   Satisfaction of the Company's Obligations; Interest.  The Company and
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the Director agree that the payment provided for in Section 1 hereof shall satisfy in full the Company's obligation to pay the Success Fee to the Director with respect to the services rendered by the Director in connection with this Agreement. Notwithstanding the foregoing, in the event that the Company shall fail to pay the Success Fee when due, the term "Success Fee" shall be deemed to include interest on such unpaid Success Fee, commencing on the Effective Time, at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Prime Rate.

     5.   Legal Fees.  If legal action is commenced by the Director to enforce
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his rights under this Agreement, the Director shall be entitled to recover any and all costs incurred in connection with the enforcement of his rights hereunder or the collection of the Success Fee, including, without limitation, reasonable attorney's fees, in addition to any other relief granted.

     6.   Binding Effect; Assignment.  This Agreement shall inure to the benefit
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of and be binding upon the Company and the Director, their respective successors, executors, administrators, heirs and permitted assigns. The Director shall have no right to assign this Agreement. The Company may assign this Agreement only with the consent of the Director.

     7.   Amendment.  This Agreement may be amended or modified only by a
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written instrument signed by the Director or a duly authorized representative of the Director and the Company.

     8.   Termination.  If the Effective Time has not occurred by the first
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anniversary of the date first written above (the "Termination Date"), then this
Agreement shall automatically terminate on such Termination Date and all of the Company's obligations hereunder shall cease as of such Termination Date.

     9.   Counterparts.  This Agreement may be executed in one or more
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counterparts, all of which documents shall be considered one and the same document.

     10.  Governing Law; Consent to Jurisdiction.  It is the parties' intention
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that this Agreement shall be construed under and be governed in all respects by the laws of the State of Delaware. Each of the Company and the Director hereby irrevocably and unconditionally consent to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for any action, suit or proceeding arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each of the Company and the Director further hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, claim or other proceeding arising out of or relating to this Agreement in the courts of the State of Delaware or the United States District Court for the District of Delaware, and hereby further irrevocably and

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unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, claim or other proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized directors, and by the Director, as of the date first above written.

                              LITTLE SWITZERLAND, INC.


                              By: /s/ Kenneth W. Watson
                                  ---------------------
                                  Name: Kenneth W. Watson
                                  Title:   Director


                              By: /s/ John E. Toler, Jr.
                                  ----------------------      -
                                  Name: John E. Toler, Jr.
                                  Title:   Director


                              By: /s/ Timothy B. Donaldson
                                  ------------------------    -
                                  Name: Timothy B. Donaldson
                                  Title:   Director


                              By: /s/ Adriane J. Dudley
                                  -----------------
                                  Name: Adriane J. Dudley
                                  Title:   Director

                              DIRECTOR:


                                  /s/ C. William Carey
                                  --------------------
                                  C. William Carey

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